EXHIBIT 10.32



                  Date:       December 27, 1999









                  GUILDSOFT LIMITED
                  in respect of
                  Datawatch Corporation







             FIELD FISHER WATERHOUSE 35 Vine Street London EC3N 2AA
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Contents


NO       HEADING                                                        PAGE

         CLAUSES

1.       Interpretation                                                    1

2.       Guarantee and Security                                            2

3.       Indemnity                                                         3

4.       Continuing Security                                               3

5.       Interest                                                          3

6.       Opening of New Accounts                                           4

7.       Dealings with the Principal and Others                            4

8.       Discharges and Release Avoided                                    5

9.       Claims of the Guarantor against the Principal                     6

10.      Set-off                                                           7

11.      Suspense Account                                                  8

12.      Right To Make Demand                                              8

13.      Certificate                                                       9

14.      Payment Free of Deduction                                         9

15.      Tax credits                                                       9

16.      Effectiveness of Security                                        10

17.      Currency Conversions                                             10

18.      Costs and Expenses                                               11

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19.      Provisions Severable                                             11

20.      Benefit of Guarantee                                             11

21.      Notices and Demands                                              12

22.      Law and Jurisdiction                                             12

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THIS GUARANTEE made by way of Deed on the 27th day of December, 1999 by
GUILDSOFT LIMITED a company registered under the laws of England and Wales under company number 02567531 whose registered office is at Unit A, The Software Centre, East Way, Lee Mill Industrial Estate, Ivybridge, Devon PL21 9PE (the "GUARANTOR") in favour of SILICON VALLEY BANK a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 USA (the "BANK").

WITNESSES as follows:-

1.       INTERPRETATION

In this Guarantee:-

(i) the expression the "LOAN AGREEMENTS" means the Amended and Restated Loan and Security Agreement dated 16 March 1999 made between the Bank and the Principal and Personics Corporation as amended by the Loan Modification Agreement dated of even date herewith and made between Datawatch Corporation and the Bank and the Export-Import Bank Loan and Security Agreement of even date herewith made between (INTER ALIA) the Bank and Datawatch Corporation;

(ii) the expression the "Exim Loan Documents" means the Export-Import Bank Loan and Security Agreement dated of even date herewith made between (INTER ALIA) the Bank and Datawatch Corporation and all associated documentation;

(iii) terms and expressions defined in the Loan Agreement shall have the same meanings when used herein unless otherwise herein defined or the context otherwise requires;

(iv) any reference in this Guarantee to a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or

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         partnership (whether or not having separate legal personality) of two or more of the foregoing;

(v) "PRINCIPAL" means Datawatch Corporation, a Delaware corporation with its principal place of business at 900 Chelmsford Street, Tower 3, 5th Floor, Lowell, Massachusetts;

(vi) the expression the "PRINCIPAL'S OBLIGATIONS" means all monies whether certain or contingent, now or at any time hereafter becoming due, owing or incurred by the Principal to the Bank under or in connection with the Loan Agreements and the other Exim Loan Documents and/or the Loan Documents whether due, owing or incurred by the Principal alone or jointly with any other person(s) and whether as principal or in some other capacity; and

(vi) words and expressions defined in either of the Loan Agreements shall, where the context permits, have the same meanings in this Guarantee.

2.       GUARANTEE AND SECURITY

         In consideration of the Bank making available and/or continuing to make available banking accommodation and/or facilities under the Loan Agreements, the Guarantor hereby irrevocably and unconditionally (i) guarantees to the Bank the due and prompt payment and discharge of the Principal's Obligations; and (ii) undertakes that the Guarantor will on demand make good any default by the Principal in the payment or discharge of the Principal's Obligations or any part thereof as if the Guarantor instead of the Principal were expressed to be the primary obligor in respect thereof, together with interest (as well after as before judgment) at the rate per annum from time to time expressed to be payable by the Principal on the Principal's Obligations under the Exim Loan Documents and/or the Loan Documents from the date the same became payable hereunder until payment

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         thereof in full but provided that nothing in this Clause 2 shall entitle the Bank to recover any interest from the Guarantor to the extent that the same constitutes or otherwise represents double-counting.

3.       INDEMNITY

         For the same consideration the Guarantor hereby agrees as a primary obligor to indemnify the Bank against any loss (as defined below) which the Bank may incur in the event of the whole or any part of the Principal's Obligations or any actual or purported agreement, arrangement or instruction relating thereto (including, without limitation, the Loan Agreements or any other document referred to therein) being invalid or being or becoming irrecoverable, unenforceable or void or being avoided for any reason whatsoever, irrespective of whether such reason was or ought to have been known to the Bank or its officers, employees, agents or professional advisers. For the purposes of this Clause "ANY LOSS" means the amount which the Bank would otherwise have been entitled to recover from the Principal under the Exim Loan Documents and/or the Loan Documents.

4.       CONTINUING SECURITY

         This Guarantee shall be a continuing security for all the Principal's Obligations and shall not be discharged by any intermediate discharge or payment of or on account of the Principal's Obligations or any of them or any settlement of accounts between the Bank and the Principal, any other guarantor or any other person. No demand made by or on behalf of the Bank hereunder shall prejudice or restrict the rights of the Bank to make further or other demands.

5.       INTEREST

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         The Guarantor shall pay interest on any amount for the time being due from the Guarantor to the Bank under this Guarantee from the date of a valid demand for payment hereunder until actual payment in full, at the rate (as well after as before judgment) payable by the Principal on such amount in accordance with the relevant Security Documents but provided that nothing in this Clause 5 shall entitle the Bank to recover any interest from the Guarantor to the extent that the same constitutes or otherwise represents double-counting.

6.       OPENING OF NEW ACCOUNTS

         If for any reason this Guarantee ceases to be a continuing security, the Bank may either continue any then existing account or open one or more fresh accounts for the Principal, but in either case the obligations of the Guarantor under this Guarantee shall remain unaffected by, and be computed without regard to, any payment into or out of any such account.

7.       DEALINGS WITH THE PRINCIPAL AND OTHERS

         The liability of the Guarantor hereunder shall not be impaired, discharged or otherwise affected by (i) any determination, renewal, variation, discharge, release or increase of, or composition or arrangement by the Bank relating to, any credit or facilities to the Principal or of or relating to the Principal's Obligations or of or relating to any other guarantee in respect thereof or any agreement relating thereto; or (ii) the grant by the Bank to the Principal or any other person (including, without limitation, any other guarantor of the Principal's Obligations or any of them) of any time or indulgence; or
         (iii) any dealing, exchange, renewal, variation, release, discharge, composition, arrangement, modification or abstaining from perfecting or enforcing or claiming in relation to any securities, guarantees or rights which the Bank may now or hereafter have

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         in respect of the Principal's Obligations; or (iv) the renewal by the
         Bank of any bills, promissory notes or other negotiable instruments or securities; or (v) the Bank obtaining or failing to obtain any other guarantee or security (whether contemporaneously with this Guarantee or otherwise); or (vi) any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Guarantor hereunder.

8.       DISCHARGES AND RELEASE AVOIDED

         No assurance security or payment which may be avoided or adjusted under the law, including under any enactment, relating to individual or corporate insolvency and no release settlement or discharge given or made by the Bank on the faith of any such assurance security or payment shall prejudice or affect the right of the Bank to recover all liabilities due and owing under this Guarantee from the Guarantor (including any monies which it may be compelled to refund under the provisions of the Insolvency Act 1986 and any costs payable by it or otherwise incurred in connection therewith) or to enforce the security created by or pursuant to this deed to the full extent of the liabilities due and owing under this Guarantee.

         If the Bank has reasonable grounds for believing that any assurance security or payment received by it from the Principal or the Guarantor or any other person in respect of the Principal's Obligations may be avoided or adjusted under any law relating to bankruptcy, insolvency or winding-up then the Bank shall be at liberty to retain the security created by or pursuant to this Deed for the relevant period (as defined below) after the payment and discharge in full of all amounts due and owing notwithstanding any release, settlement, discharge or arrangement given or made by the Bank on, or as a consequence of, such payment or termination or liability provided that, if at any

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         time within the relevant period (as defined below) after such payment or discharge, a petition shall be presented to a competent court for an order for the winding-up or the making of an administration order in respect of the Principal or the Principal shall commence to be wound-up or to go into administration, or if any analogous proceedings are taken in respect of the Guarantor or such other person, the Bank shall be at liberty to continue to retain such security (including the documents aforesaid) for and during the relevant period (as defined below) in which event such security shall be deemed to have continued to have been held as security for the payment and discharge to the Bank of all amounts due and owing under this Guarantee. In this Clause the "RELEVANT PERIOD" means a period of one month plus any statutory period during which any assurance, security or payment such as is referred to above may be avoided or invalidated (or such longer period as the Bank shall reasonably consider comparable in the light of the provisions of any applicable law of any jurisdiction).

         When the Bank is satisfied that the Principal's Obligations have been discharged in full and that the relevant period has expired it will give written notice to the Guarantor and, at the written request of the Guarantor, return this deed to the Guarantor.

9.       CLAIMS OF THE GUARANTOR AGAINST THE PRINCIPAL

9.1 Until the Principal's Obligations shall have been paid or discharged in full, and the Guarantor released from this Guarantee, the Guarantor will not by virtue of such payment or by any other means or on any other grounds, except with the prior written consent of the Bank or as provided below (i) make or enforce any claim (whether by way of set-off, counterclaim or otherwise) or right against the Principal or prove in competition with the Bank, whether in respect of

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         any payment hereunder made by the Guarantor or otherwise; or (ii) be entitled to claim or have the benefit of, any set-off, counterclaim or proof against, or dividend paid on a winding up or composition with creditors by the Principal; or (iii) be entitled to claim or otherwise obtain the benefit (by way of subrogation or otherwise) of any security or guarantee or indemnity at any time held by the Bank for or in respect of any of the Principal's Obligations; or (iv) claim or enforce any right of contribution against any co-surety.

9.2 If the Guarantor shall have any right of proof or claim in the winding-up, voluntary arrangement, receivership or administration of the Principal which does not derive from a payment made hereunder, the Guarantor shall (except where the Bank otherwise require) exercise that right, or claim on behalf of the Bank and hold any dividend or other money received in respect thereof upon trust for the Bank to the extent of such liability or in like manner hold upon trust any money which it may receive or recover from any co-surety by virtue of any rights of contribution.

9.3 If while the Guarantor shall remain under liability to the Bank hereunder, any monies or other property or assets shall be received or recovered by the Guarantor in breach of any provisions of this Clause, such monies or other property or assets shall be held upon trust to pay or transfer the same to the Bank to the extent of such liability.

10.      SET-OFF

         Without prejudice to and in addition to any other remedy of set-off, combination or consolidation of accounts which the Bank may have, at any time after a demand hereunder or if at the relevant time the Principal's Obligations and all other monies payable hereunder shall not have been fully paid or otherwise discharged, the Bank shall be

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         entitled without prior notice to the Guarantor, to set off the liability of the Guarantor hereunder against any monies in whatsoever currency standing to the credit of the Guarantor in any current or other account with the Bank and to combine any such account with any other such account. The Bank may for the purposes of this Clause 10 and from time to time convert all or any part of such monies in such account into the currency of the Guarantor's liability in accordance with Clause 16.

11.      SUSPENSE ACCOUNT

         The Bank may at any time place and keep to the credit of a separate suspense account any monies received under this Guarantee for so long and in such manner as the Bank may determine without any obligation to apply such monies or any part of them in or towards the discharge of the Principal's Obligations. In the event of any proceedings in or analogous to liquidation, composition or arrangement of or concerning the Principal, the Bank may notwithstanding any payment made under this Guarantee prove for a claim (as the case may be) and agree to accept any dividend or composition in respect of the whole or any part of the Principal's Obligations in the same manner as if this Guarantee had not been given. The Bank shall not charge interest on so much of the Guarantor's indebtedness to the Bank as otherwise accrued under the Principal's Obligations as is equal to the credit balance from time to time on such separate suspense account.

12.      RIGHT TO MAKE DEMAND

         If the right to make a demand for payment of any sum from the Principal has arisen under the Security Documents the Bank may make a demand under this Guarantee (i) before making any demand on the Principal or any other surety or enforcing any other guarantee or security for the

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         Principal's Obligations and (ii) for the payment of the ultimate balance after resorting to other means of payment or for the balance due at any time notwithstanding that the Bank has not resorted to other means of payment (in which case the Guarantor shall not be entitled to any benefit from such other means of payment so long as any of the Principal's Obligations remain outstanding).

13.      CERTIFICATE

         The Bank's certificate of the amount of the Principal's Obligations outstanding at any time shall, in the absence of manifest error, be prima facie evidence for all purposes of this Guarantee as against the Guarantor.

14.      PAYMENT FREE OF DEDUCTION

         The Guarantor will pay all monies due under this Guarantee free and clear of and without deduction for or on account of either any set-off or counterclaim or any and all present or future taxes, levies, imposts, charges, fees, deductions or withholdings. If any sums payable hereunder shall be or become subject to any such deduction or withholding, the amount of such payments shall be increased so that the net amount received by the Bank shall equal the amount which, but for such deduction or withholding, would have been received by the Bank hereunder provided that the Guarantor shall have no liability to the Bank under this Clause 14, if and to the extent that such liability would not have been incurred or arisen if the Bank had retained its rights under the Loan Agreement and/or had not changed its lending office.

15.      TAX CREDITS

         If the Bank receives the benefit of a tax credit or an allowance resulting from a payment which includes an additional amount paid by the

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         Guarantor under Clause 14, it shall (to the extent that it can do so without prejudice to the retention of such credit or allowance and to the extent that it is not unlawful or contrary to any official directive for it to do so) pay to the Guarantor such part of that benefit as is, in the reasonable opinion of the Bank, attributable to the withholding or deduction giving rise to payment of that additional amount, Provided that the Bank shall:-

         (i) be the sole judge of the amount of any such benefit to be so paid to the Borrower and of the date on which it is received by the Bank;

         (ii) have an absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it; and

         (iii) not be obliged to disclose to the Borrower or any other person any confidential information regarding its tax affairs or tax computations.

16.      EFFECTIVENESS OF SECURITY

         This Guarantee is in addition to and is not prejudiced, or to be prejudiced, by any other guarantee or security for the Principal's Obligations or any of them which is/are now or may hereafter be held by the Bank whether from the Guarantor, any other guarantor or otherwise.

17.      CURRENCY CONVERSIONS

17.1 The Guarantor's liability hereunder shall be to pay to the Bank the full amount of the Principal's Obligations in such currency in which they are for the time being denominated provided that if and to the extent that the Guarantor shall not pay such amount in such currency the Bank may accept payment of all or part of such amount in any other currency and/or require the Guarantor, in

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         substitution for its liability to pay such amount in such currency, to pay an amount in pounds Sterling which is equivalent to the amount of such currency remaining unpaid (and in either case the provisions of Clause 17.2 below shall apply).

17.2 The equivalent on any day in one currency of any amount denominated in another currency shall be an amount in the first currency equal to the amount which the Bank would have received if the Bank had on such day (or, if such day shall not be a business day, on the next succeeding business day) made a purchase of the first currency with such amount of such other currency at the then prevailing spot rate of exchange of the Bank less all costs, charges and expenses normally incurred by the Bank in connection with such a purchase.

18.      COSTS AND EXPENSES

         The Guarantor shall pay on demand all proper legal and other costs and expenses (together with any value added tax or other taxes in respect thereof) properly incurred by the Bank in connection with the preservation of rights under and enforcement of this Guarantee.

19.      PROVISIONS SEVERABLE

         Each of the provisions contained in this Guarantee shall be severable and distinct from one another and if any one or more of such provisions is now or hereafter becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Guarantee shall not in any way be affected, prejudiced or impaired thereby.

20.      BENEFIT OF GUARANTEE

         The Bank shall have a full and unfettered right to assign the whole or any part of the benefit of this Guarantee to any person to whom the right and

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         benefits of the Bank under the Loan Agreement are assigned in accordance with the terms thereof and the expression the "BANK" wherever used herein shall be deemed to include such assignees and other successors of the Bank, who shall be entitled to enforce and proceed upon this Guarantee in the same manner as if named therein. The Bank shall be entitled to impart any information concerning the Guarantor to any such assignee or other successor or any participant or proposed assignee, successor or participant in relation to the Bank's rights under or in connection with the Loan Agreement upon the same terms as applicable under the Loan Agreement to any information imparted thereunder in relation to the Borrower, but by reference to the Guarantor and its obligations hereunder.

21.      NOTICES AND DEMANDS

         Any notice or demand may be given or made hereunder by any of the methods specified in Clause 31 of the Mortgage Debenture which clause shall be deemed to be incorporated herein (MUTATIS MUTANDIS).

22.      LAW AND JURISDICTION

(A) This Guarantee shall be governed by and construed in accordance with English law.

(B) The Guarantor hereby agrees for the benefit of the Bank, and without prejudice to the right of the Bank to take proceedings in relation hereto before any other court of competent jurisdiction, that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding that may arise out of or in connection with this Guarantee and for such purposes irrevocably submits to the jurisdiction of such courts.



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Executed by the Guarantor as a Deed and delivered on the date first above written.

EXECUTED BY                 )
GUILDSOFT LIMITED           )
acting by:-                 )

            Bruce R. Gardner  Director                /s/ Bruce R. Gardner

            John F. Cave  Director/Secretary          /s/ John F. Cave